As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Energy Focus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3021850
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

32000 Aurora Road, Suite B
Solon, Ohio 44139
(440) 715-1300
(Address of Principal Executive Offices)

Energy Focus, Inc. 2014 Stock Incentive Plan
(Full Title of the Plan)

James Tu
Executive Chairman and Chief Executive Officer
Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139
(440) 715-1300
(Name and Address of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value, pursuant to the Energy Focus, Inc. 2014 Stock Incentive Plan	600,000	$9.16 (2)	5,496,000	$638.64

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 2014 Stock Incentive Plan.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ Capital Market as of a date (August 3, 2015) within five business days prior to filing this Registration Statement.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Energy Focus, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 600,000 additional shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), under the 2014 Stock Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2014 (Registration No. 333-197422).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)
The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 12, 2015, and Amendment No. 1 to that annual report on Form 10-K/A, filed with the Commission on April 6, 2015.

(2)	The Registrant’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2015, filed with the Commission on May 5, 2015, and June 30, 2015, filed with the Commission on August 5, 2015.

(3)	The Registrant’s current reports on Form 8-K, filed with the Commission on February 5, 2015, February 17, 2015, March 13, 2015 and July 27, 2015.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139; telephone number (440) 715-1300.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm
23.2	Consent of Baker & Hostetler LLP (filed as a part of Exhibit 5.1)
24	Power of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio on the 5 day of August, 2015.

ENERGY FOCUS, INC.

Date:	August 5, 2015	By:	/s/ James Tu
James Tu
Executive Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Energy Focus, Inc., hereby severally constitute and appoint James Tu, Eric Hilliard, and Marcia Miller, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do, in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Titles	Date

/s/ James Tu	Executive Chairman and Chief Executive Officer (principal executive officer)	August 5, 2015
James Tu

/s/ Marcia J. Miller	Chief Financial Officer (principal financial and accounting officer)	August 5, 2015
Marcia J. Miller

/s/ Ronald D. Black, Ph.D.	Director	August 5, 2015
Ronald D. Black, Ph.D.

/s/ Simon Cheng	Director	August 5, 2015
Simon Cheng

/s/ William Cohen	Director	August 5, 2015
William Cohen

/s/ Glenda Dorchak	Director	August 5, 2015
Glenda Dorchak

/s/ Marc J. Eisenberg	Director	August 5, 2015
Marc J. Eisenberg

/s/ Jiangang Luo	Director	August 5, 2015
Jiangang Luo

/s/ Michael R. Ramelot	Director	August 5, 2015
Michael R. Ramelot

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm
23.2	Consent of Baker & Hostetler LLP (filed as a part of Exhibit 5.1)
24	Power of Attorney (included in the signature page to this Registration Statement)